Exhibit 5.1

DLA Piper LLP (US) The Marbury Building 6225 Smith Avenue Baltimore, Maryland 21209-3600 www.dlapiper.com T 410.580.3000 F 410.580.3001

November 26, 2013

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

RE:                        Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been asked to render this opinion in connection with the Registration Statement on Form S-4, File No. 333-191517 (as amended through the date hereof, the “Registration Statement”), including the joint proxy statement/prospectus contained therein at the time the Registration Statement is declared effective (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to, among other things, the registration and issuance by the Company of up to 30,958,637.60 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to be issued pursuant to the definitive Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 25, 2013, by and among Corporate Property Associates 16—Global Incorporated, a Maryland corporation (“CPA: 16 Global”), the Company, WPC REIT Merger Sub Inc., a Maryland corporation and an indirect wholly-owned subsidiary of the Company (“Merger Sub”), and each of the other parties thereto for the limited purposes set forth therein.  Pursuant to the Merger Agreement, CPA: 16 Global will merge with and into Merger Sub, with Merger Sub surviving as a direct subsidiary of WPC Holdco LLC (a direct subsidiary of the Company) (the “Merger”).

In our capacity as the Company’s counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)        The Registration Statement, including the Prospectus contained therein;

(b)        The Articles of Amendment and Restatement of the Company (as attached to the Officer’s Certificate (as defined below)), certified by the Maryland State Department of Assessment and Taxation (the “SDAT”) as of recent date (the “Charter”);

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(c)        The Amended and Restated Bylaws of the Company, as amended and restated as of June 21, 2012, as attached to the Officer’s Certificate and certified by an officer of the Company to be in effect on the date hereof;

(d)        Resolutions adopted by the Company’s Board of Directors on July 25, 2013 relating to, among other matters, (i) the filing of the Registration Statement and the Prospectus, (ii) the registration and issuance of the Shares pursuant to the Merger Agreement, (iii) the approval of the Merger and the Merger Agreement and the transactions contemplated thereby and (iv) the execution, delivery and performance of the obligations of the Company pursuant to the Merger Agreement, as attached to the Officer’s Certificate and certified by an officer of the Company to be in effect on the date hereof;

(e)        The Merger Agreement, (as filed as Annex A to the Registration Statement and attached to the Officer’s Certificate);

(f)         The Articles of Merger relating to the Merger in the form to be filed with the SDAT (the “Articles of Merger”), as attached to the Officer’s Certificate;

(g)        A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(h)        A short form good standing certificate with respect to the Company issued by the SDAT, dated as of a recent date; and

(i)         Such other documents as we have considered necessary to the rendering of the opinions expressed below.

In examining the Documents, and in rendering the opinions set forth below, we have assumed the following:  (a) each of the parties to the Documents (other than the Company) has duly and validly executed and delivered each of the Documents to which such party is a signatory and each instrument, agreement, and other document executed in connection with the Documents to which such party is a signatory and each such party’s obligations set forth in the Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any such instrument, agreement or other document on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any such instrument, agreement or other document is legally competent to do so; (d) the Documents accurately describe and contain the mutual understandings of the parties; and (e) all documents submitted to us as originals are authentic, all documents submitted to us as certified or photostatic copies or telecopies or portable document file (“.PDF”) copies conform to the original documents (and the authenticity of the originals of such copies), all signatures on all documents submitted to us for examination (and including signatures on photocopies,

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telecopies and .PDF copies) are genuine, and all public records reviewed are accurate and complete.  As to certain factual matters we have relied on the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete.

We have also assumed that (i) the Registration Statement, and any amendments thereto, will have been declared effective (and will remain effective at the time of issuance of any of the Shares), and (ii) the Shares will not be issued or transferred in violation of the restrictions on transfer and ownership contained in Article VI of the Charter.

Based upon the foregoing, subject to the additional assumptions, qualifications, and limitations below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion that the Shares have been duly authorized and when (a) the Articles of Merger have been duly filed of record with the SDAT, and (b) the Shares have been duly issued in accordance with the Merger Agreement upon consummation of the Merger and as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

In addition to the assumptions and qualifications set forth above, the opinions set forth herein are subject to additional assumptions, qualifications, and limitations as follows:

(A)        We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(B)        We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction or as to federal or state tax laws or laws regarding fraudulent transfers.

(C)        The foregoing opinions are rendered as of the date hereof. We assume no obligation to revise, update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or changes in the laws of the State of Maryland by legislative action, judicial decision or otherwise that may hereafter occur.

(D)        This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

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We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the prospectus included in the Registration Statement.  In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)